UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2025

Super League Enterprise, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38819	47-1990734
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2856 Colorado Avenue
Santa Monica, California 90404
(Address of principal executive offices)

(213) 421-1920
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SLE	Nasdaq Capital Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On May 9, 2025, Super League Enterprise, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Aegis Capital Corp. (the “Underwriter”), relating to the Company’s public offering (the “Offering”) of 5,117,647 shares (the “Shares”) of its Common Stock, par value $0.001 per share (“Common Stock”). Pursuant to the Underwriting Agreement, the Company also granted the Underwriters a 45-day option (“Option”) to purchase an additional 767,647 shares of Common Stock (the “Option Securities”, and together with the Shares, the “Securities”). On May 12, 2025, the Company issued the Firm Securities and closed the Offering at a public price of $0.17 per share, for net proceeds to the Company of approximately $700,4000 after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The Company intends to use the net proceeds of the Offering for working capital and general corporate purposes, as well as to repay a portion of the Company’s indebtedness.

The Shares were offered, issued, and sold pursuant to a prospectus supplement and accompanying prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to an effective shelf registration statement filed with the SEC on Form S-3 (File No. 333-283812) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), as supplemented by a prospectus supplement, dated May 12, 2025, relating to the Securities (together with the accompanying base prospectus, dated December 20, 2024, the “Prospectus Supplement”), filed with the SEC pursuant to Rule 424(b) of the Securities Act on May 12, 2025.

The Underwriting Agreement includes customary representations, warranties, and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of the Underwriting Agreement and as of the specific applicable dates contained in the Underwriting Agreement, were solely for the benefit of the parties to the Underwriting Agreement and were subject to limitations agreed upon by the contracting parties.

The Underwriting Agreement is filed as Exhibit 1.1 to this report and is incorporated herein by reference. The foregoing is only a brief description of the terms of the Underwriting Agreement and does not purport to be a complete statement of the rights and obligations of the parties thereto and the transactions contemplated thereby, and is qualified in its entirety by reference to the full text of such exhibit. A copy of the legal opinion of Disclosure Law Group, a Professional Corporation, relating to the validity of the issuance and sale of the Shares in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 1.02 Termination of a Material Definitive Agreement

As previously reported, on February 14, 2025, the Company entered into an equity purchase agreement (the “Purchase Agreement”) with the purchaser party thereto (the “Purchaser”) whereby the Company had the right, but not the obligation, to sell to the Purchaser, and the Purchaser was obligated to purchase, up to an aggregate of $2.9 million of newly issued shares of the Company’s Common Stock. For a full description of the Purchase Agreement, please refer to the Company’s Current Report on Form 8-K and the exhibits attached thereto as filed on February 14, 2025.

On May 8, 2025 the Company and the Purchaser mutually agreed to terminate the Purchase Agreement pursuant to Section 10.5 thereof. The Company did not incur any early termination penalties in connection with the early termination of the Agreement.

Item 5.08 Shareholder Director Nominations.

On May 9, 2025, the Company determined that its 2024 annual meeting of stockholders (the “2024 Annual Meeting”) will be held on June 9, 2025. The time and location of the 2024 Annual Meeting will be set forth in the Company’s definitive proxy statement for the 2024 Annual Meeting to be filed with the SEC. The record date for determining stockholders entitled to notice of, and to vote at, the 2024 Annual Meeting is April 16, 2025. Because the date of the 2024 Annual Meeting is being advanced by more than 30 days from the anniversary date of the Company’s 2023 Annual Meeting of Stockholders (“2023 Annual Meeting”), the deadline for stockholder nominations or proposals for consideration at the 2024 Annual Meeting set forth in the Company’s 2023 Annual Meeting proxy statement no longer applies. As such, the Company is filing this Current Report on Form 8-K to inform stockholders of this change and to provide the due date for the submission of any qualified stockholder proposals or qualified stockholder director nominations.

Stockholders of the Company who wish to have a proposal considered for inclusion in the Company’s proxy materials for the 2024 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act must ensure that such proposal is delivered to or mailed to and received by the Company’s Secretary at Super League Enterprise, Inc., 2856 Colorado Ave., Santa Monica, CA 90404, not later than the close of business on May 15, 2025, which the Company has determined to be a reasonable time before it expects to begin to print and distribute its proxy materials. Such proposals must comply with all applicable procedures and requirements of Rule 14a-8. Any stockholder who intends to submit a director nomination or who intends to submit a proposal regarding any other matter of business at the 2024 Annual Meeting other than in accordance with Rule 14a-8 or otherwise must similarly make sure that such nomination or proposal and related notice, including any notice on Schedule 14N, comply with the rules and regulations promulgated under the Exchange Act and the Company’s Amended and Restated Bylaws, and are delivered to, or mailed and received at, the Company’s principal executive offices on or before the close of business on May 15, 2025. Any director nominations and stockholder proposals received after the May 15, 2025 deadline will be considered untimely and will not be considered for inclusion in the proxy material for the 2024 Annual Meeting nor will it be considered at the 2024 Annual Meeting.

Item 8.01. Other Events.

On May 8, 2025, the Company issued a press release announcing the launch of the Offering. The press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

On May 9, 2025, the Company issued a press release announcing the pricing of the Offering. The press release is attached as Exhibit 99.2 to this report and is incorporated herein by reference.

On May 12, 2025, the Company issued a press release announcing the closing of the Offering. The press release is attached as Exhibit 99.3 to this report and is incorporated herein by reference.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including statements regarding the Offering, including, without limitation, the Company’s intended use of proceeds from the Offering, which are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as “will be,” “may,” “expects,” “believes,” “plans” and “intends” and other terms with similar meaning. You are cautioned that the forward-looking statements in this Current Report on Form 8-K are based on current beliefs, assumptions and expectations, speak only as of the date of this Current Report on Form 8-K and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Such statements are subject to certain known and unknown risks and uncertainties, many of which are difficult to predict and generally beyond the Company’s control, that could cause actual results and other future events to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Material factors that could cause actual results to differ materially from current expectations include, without limitation, market conditions and the risk factors detailed in the Prospectus Supplement, which is a part of the Registration Statement, the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and those risk factors set forth from time to time in the Company’s other filings with the SEC. For the reasons discussed above, you should not place undue reliance on the forward-looking statements in this Current Report on Form 8-K. The Company undertakes no obligation to update the forward-looking statements set forth in this Current Report on Form 8-K, whether as a result of new information, future events or otherwise, unless required by applicable securities laws.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits Index

Exhibit No.	Description

1.1	Underwriting Agreement
5.1	Opinion of Disclosure Law Group, a Professional Corporation
23.1	Consent of Disclosure Law Group, a Professional Corporation (included in Exhibit 5.1)
99.1	Press Release, dated May 8, 2025
99.2	Press Release, dated May 9, 2025
99.3	Press Release, dated May 12, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Super League Enterprise, Inc.

Date: May 12, 2025	By:	/s/ Clayton Haynes
Clayton Haynes Chief Financial Officer